 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 1994

                                                  REGISTRATION NO. 33-51407
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

                            FIRST BANK SYSTEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               41-0255900
        (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

            FIRST BANK PLACE                      MICHAEL J. O'ROURKE
        601 SECOND AVENUE SOUTH                     FIRST BANK PLACE
   MINNEAPOLIS, MINNESOTA 55402-4302            601 SECOND AVENUE SOUTH
             (612) 973-1111                MINNEAPOLIS, MINNESOTA 55402-4302
    (ADDRESS AND TELEPHONE NUMBER OF                 (612) 973-1111
    REGISTRANT'S PRINCIPAL EXECUTIVE          (NAME, ADDRESS AND TELEPHONE
                OFFICES)                      NUMBER OF AGENT FOR SERVICE)
                                    COPY TO:
              LEE R. MITAU                          RANDALL D. GUYNN
            DORSEY & WHITNEY                     DAVIS POLK & WARDWELL
         220 SOUTH SIXTH STREET                   1300 I STREET, N.W.
   MINNEAPOLIS, MINNESOTA 55402-1498             WASHINGTON, D.C. 20005

                               ----------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

                               ----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 24, 1994

PROSPECTUS

                                  $750,000,000

            FIRST BANK SYSTEM, INC.

     LOGO
                                DEBT SECURITIES
                                      AND
                      WARRANTS TO PURCHASE DEBT SECURITIES

                                  -----------

  First Bank System, Inc. ("FBS" or the "Company") may offer from time to time its debt securities (the "Debt Securities") in an aggregate principal amount not to exceed $750,000,000, or its equivalent (based on the applicable exchange rate at the time of the offering) in such foreign currency or units of two or more foreign currencies as may be designated by the Company at the time of the offering, on terms to be determined at the time of sale. The Debt Securities may be senior debt securities (the "Senior Notes") or subordinated debt securities (the "Subordinated Notes"). The Company may also offer, alone or with the Debt Securities, warrants to purchase Debt Securities ("Warrants" and, together with the Debt Securities, the "Securities"). The specific designation, aggregate principal amount, purchase price, maturity, any interest rate or rates (which may be fixed or variable) and time of payment of any interest, any redemption or extension terms and other specific terms of the Debt Securities (including any Debt Securities purchasable upon exercise of Warrants) and the principal amount of Debt Securities purchasable upon exercise of each Warrant and the purchase price thereof, the date on or after which the Warrants may be exercised, the expiration date and other specific terms of the Warrants will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). As used herein, the term "Debt Securities" shall include securities denominated in United States dollars or, if so specified in the applicable Prospectus Supplement, in any other currency or currency units or in amounts determined by reference to an index.

  The Senior Notes, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Notes, when issued, will be subordinated as described herein under "Description of Debt Securities--Subordination of Subordinated Notes."

                                  -----------

 THESE SECURITIES  HAVE  NOT BEEN  APPROVED  OR DISAP-
  PROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
   ANY STATE SECURITIES COMMISSION  NOR HAS THE COM-
    MISSION  OR  ANY  STATE  SECURITIES  COMMISSION
     PASSED UPON THE ACCURACY  OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION  TO THE CON-
       TRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The Securities may be sold to or through underwriters, dealers or agents for public offering or directly to other purchasers pursuant to terms of offering fixed at the time of sale. See "Plan of Distribution." Any underwriters, dealers or agents participating in an offering of Securities will be named in the accompanying Prospectus Supplement or Prospectus Supplements. Such underwriters, dealers or agents may be deemed "underwriters" within the meaning of the Securities Act of 1933.

                                  -----------

             THE DATE OF THIS PROSPECTUS IS JANUARY   , 1994.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th floor, New York, New York 10048 and Northwest Atrium Building, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

    (a) Annual Report on Form 10-K for the year ended December 31, 1992;

    (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993;

    (c) Current Reports on Form 8-K filed March 1, 1993, April 16, 1993, May 3, 1993, July 16, 1993, July 30, 1993, August 13, 1993, October 13, 1993
  and January 18, 1994; and

    (d) Amendment Nos. 1, 2 and 3, dated March 22, 1993, April 22, 1993 and May 28, 1993, respectively (to Current Report on Form 8-K dated November 8,
  1992).

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Ann E. Underbrink, First Bank System, Inc., First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, telephone number (612) 973-1111.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                            FIRST BANK SYSTEM, INC.

GENERAL

  FBS is a regional bank holding company headquartered in Minneapolis, Minnesota. FBS is comprised of 9 banks, 5 trust companies and several nonbank subsidiaries with more than 200 offices primarily in Minnesota, Colorado, Montana, North Dakota, South Dakota and Wisconsin. Through its subsidiaries, FBS provides commercial and agricultural finance, consumer banking, trust, capital markets, cash management, investment management, data processing, leasing, mortgage banking and brokerage services. At December 31, 1993, FBS and its consolidated subsidiaries had consolidated assets of $26.4 billion, consolidated deposits of $21.0 billion and shareholders' equity of $2.2 billion.

  The subsidiary banks of FBS engage in general commercial banking business, principally in domestic markets, and provide banking and ancillary services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The largest subsidiary bank, First Bank National Association ("FBNA"), had assets of $15.7 billion at December 31, 1993.

  FBS is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of FBS' income are dividends, interest and fees from FBNA and the other banking and non-banking affiliates. The bank subsidiaries of FBS, including FBNA (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, FBS and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent FBS and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to FBS and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to FBS and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to FBS by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities.

  FBS was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111). For further information concerning FBS, see the FBS documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

RECENT DEVELOPMENTS

  FBS reported fourth quarter 1993 earnings of $95.9 million, an increase of $113 million from the fourth quarter 1992 loss of $17.1 million. On a per share basis, earnings were $.81 in the fourth quarter of 1993 compared to a loss of $.23 in the fourth quarter of 1992.

  Reported net income for the year 1993 totaled $298 million, including after-tax merger-related charges of $50 million recorded in the second quarter in connection with the acquisition of Colorado National Bankshares, Inc. Reported net income for 1992 was $311.8 million, which included net income of $157.3 million related to the cumulative effect of changes in accounting principles and charges on an after-tax basis of $81.8 million related to the acquisition of Western Capital Investment Corporation and Bank Shares Incorporated. Earnings per share were $2.39 in 1993 and $2.67 in 1992.

  Excluding merger-related charges and the cumulative effect of accounting changes, earnings of $95.9 million ($.81 per share) for the fourth quarter of 1993 were $31.2 million or 48.2% higher than the fourth quarter 1992 earnings of $64.7 million ($.54 per share) and earnings for the year 1993 of $348 million ($2.83 per share) were $111.7 million or 47.3% higher than the prior year's earnings of $236.3 million ($1.96 per share).

  The improvement in the fourth quarter 1993 earnings over the same period in 1992 resulted principally from an increase in net interest income on a taxable-equivalent basis of $30 million or 11.4% and a decrease in the provision for credit losses of $25.9 million or 49.0%. The 1992 provision included merger-related charges of $13.6 million. Also contributing to the strong results for the fourth quarter of 1993 was continuing progress on achieving cost savings from the integration of recent acquisitions. Compared with noninterest expense for the fourth quarter of 1992, excluding 1992 merger-related charges, noninterest expense for the quarter declined $3.3 million or 1.3%.

  The improvement in the 1993 annual earnings was due to the same factors. Net interest income on a taxable-equivalent basis increased $132.8 million, or 13% over 1992, the provision for credit losses decreased $58.2 million, or 31.7% from the 1992 provision (1992 included $13.6 million of merger-related charges) and 1993 noninterest expenses declined $13.8 million or 1.2%.

  Return on average assets was 1.45% in the fourth quarter of 1993 compared with a negative .28% in the fourth quarter of 1992. Excluding the merger-related charges, the 1992 fourth quarter return would have been 1.07%. For the year 1993, the return on average assets was 1.17% compared to 1.32% for 1992.

  Nonperforming assets dropped to $226 million at the end of 1993, a decline of $186.1 million or 45.2% from the end of 1992 and a decrease of $40.8 million or 15.3% from the third quarter of 1993. The ratio of the allowance for credit losses to nonperforming loans continues to indicate strong reserve coverage, increasing to 269% at the end of 1993 from 179% at the end of 1992 and 233% at the end of the third quarter of 1993.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities will be used for general corporate purposes, including repayment of outstanding indebtedness of the Company, investments in, or extension of credit to, the Company's subsidiaries and possible acquisitions. Specific allocations of the proceeds to such purposes may not have been made at the date of the applicable Prospectus Supplement, although management of the Company will have determined that funds should be borrowed at that time in anticipation of future funding requirements. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such application, such net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  Effective December 18, 1992, the Company completed its acquisition of Western Capital Investment Corporation ("WCIC"), a $2.5 billion financial institution headquartered in Denver, Colorado. Effective May 28, 1993, the Company completed the acquisition of Colorado National Bankshares, Inc. ("CNB"), the largest independent commercial bank holding company in Colorado with $3.1 billion in assets, $2.6 billion in deposits and $252 million in common equity. These mergers were accounted for using the pooling of interests method of accounting and, accordingly, the Company's financial statements have been restated for all periods prior to the acquisitions to include the accounts and operations of WCIC and CNB. The following ratios have been recomputed based on the restated financial statements of the Company.

                                                                    NINE MONTHS
                                           YEAR ENDED DECEMBER 31      ENDED
                                          ------------------------ SEPTEMBER 30,
                                          1988 1989 1990 1991 1992     1993
                                          ---- ---- ---- ---- ---- -------------
Excluding interest on deposits........... .59  .81  1.17 2.09 2.54     4.25
Including interest on deposits........... .84  .94  1.04 1.21 1.32     1.76

  For purposes of computing these ratios, earnings represent income (loss) before income taxes and cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, include interest (other than on deposits but including capitalized interest) and the portion deemed representative of the interest factor of rents. Fixed charges, including interest on deposits, include all interest (including capitalized interest) and the portion deemed representative of the interest factor of rents. For the years ended December 31, 1989 and 1988, the Company's earnings were inadequate to cover fixed charges. The amount of the deficiency was $106.3 million in 1989 and $320.7 million in 1988. The 1989 deficiency resulted primarily from the $191.3 million provision for losses on loans and property acquired in settlement of loans recorded in the fourth quarter. The 1988 deficiency resulted primarily from losses of $506.3 million realized in connection with the Company's decision to sell approximately $4.7 billion of investment securities.

                         DESCRIPTION OF DEBT SECURITIES

  The Senior Notes will be issued under an Indenture dated as of October 1, 1991 (the "Senior Note Indenture") between the Company and Citibank, N.A., as Trustee (the "Senior Note Trustee"), and the Subordinated Notes will be issued under an Indenture dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 1, 1993 (as so amended, the "Subordinated Note Indenture" and, together with the Senior Note Indenture, the "Indentures") between the Company and Citibank, N.A., as Trustee (the "Subordinated Note Trustee"). Copies of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following brief summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture. Certain terms capitalized and not otherwise defined herein are defined in one or both of the Indentures.

  The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company (a "Board Resolution") and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements.

  Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities offered hereby, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Any capital loans by the Company to any of the Banks would be subordinate in right of payment to deposits and to certain other indebtedness of such Banks. Claims on the subsidiaries by creditors other than the Company may include long-term and medium-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings.

GENERAL

  The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder nor the amount of other debt which may be issued by the Company. The Debt Securities will be unsecured obligations of the Company and those issued under the Senior Note Indenture will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company, while those issued under the Subordinated Note Indenture will be subordinated as hereinafter described under "Subordination of Subordinated Notes."

  Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Debt Securities of any series will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. (Section 302) Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities." A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Section 305)

  Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax and other considerations applicable thereto and special Federal tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

  Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the applicable Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement or Prospectus Supplements, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1001 and 1002)

  The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Debt Securities offered thereby, including the following: (1) the title of the offered Debt Securities; (2) whether the offered Debt Securities are Senior Notes or Subordinated Notes; (3) any limit on the aggregate principal amount of the offered Debt Securities; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the offered Debt Securities will be issued; (5) the date or dates on which the offered Debt Securities will mature and any rights of extension; (6) the rate or rates, if any (which may be fixed or variable), per annum at which the offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date from which any such interest will accrue; (7) the dates on which any such interest on the offered Debt Securities will be payable and the regular record dates therefor;
(8) any mandatory or optional sinking fund or analogous provisions; (9) the period or periods, if any, within which and the price or prices at which the offered Debt Securities may be redeemed, pursuant to any redemption provisions, at the option of the Company or of the holder thereof and other detailed terms of any such optional redemption provision; (10) the currency or currency units, including European Currency Units ("ECUs") or other composite currencies, for the payment of principal of and any premium and interest payable on the offered Debt Securities, if other than United States dollars; (11) the place or places where the principal of and any premium and interest on the offered Debt Securities will be payable; (12) any other event or events of default applicable with respect to the offered Debt Securities in addition to or in lieu of those described under "Events of Default"; (13) the denominations in which any offered Debt Securities will be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (14) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Securities and the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; and (15) any other terms of the offered Debt Securities not inconsistent with the provisions of the Indenture.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, Global Securities will be issued in registered form. (Section 305) The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

SUBORDINATION OF SUBORDINATED NOTES

  The payment of the principal of and interest on the Subordinated Notes will, to the extent set forth in the Subordinated Note Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company. (Section 1301) In certain events of insolvency, the payment of the principal of and interest on the Subordinated Notes will, to the extent set forth in the Subordinated Note Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations. No payment pursuant to the Subordinated Notes may be made and no Holder of the Subordinated Notes shall be entitled to demand or receive any such payment unless all amounts of principal of, premium, if any, and interest then due on all Senior Indebtedness of the Company shall have been paid in full or duly provided for and, at the time of such payment or immediately after giving effect thereto, there shall not exist with respect to any such Senior Indebtedness any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default. (Section 1302) Upon any payment or distribution of the assets of the Company in connection with dissolution, winding-up, liquidation or reorganization, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of principal, premium, if any, and interest in accordance with the terms of such Senior Indebtedness before any payment is made on the Subordinated Notes. (Section
1303) If upon any such payment or distribution of assets to creditors, there remains, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amount of cash, property or securities available for payment or distribution in respect of Subordinated Notes (as defined in the Subordinated Note Indenture, "Excess Proceeds") and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the Subordinated Notes. (Section 1314)

  "Senior Indebtedness" of the Company is defined in the Subordinated Note Indenture to mean the principal of, premium, if any, and interest on (1) all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Subordinated Note Indenture or thereafter created, assumed or incurred (including, without limitation, any Senior Notes issued pursuant to the Senior Note Indenture), except (a) such indebtedness as is by its terms expressly stated to rank junior in the right of payment to the Subordinated Notes or to rank pari passu with the Subordinated Notes and (b) the Company's Subordinated Floating Rate Notes Due November 2010 and its Floating Rate Subordinated Capital Notes Due 1996, and (2) any deferrals, renewals or extensions of any such Senior Indebtedness. "General Obligations" of the Company are defined in the Subordinated Note Indenture to mean all obligations of the Company to make payment on account of claims of general creditors, other than (1) obligations on account of Senior Indebtedness and (2) obligations on account of the Subordinated Notes and indebtedness of the Company for money borrowed ranking pari passu with or subordinate to the Subordinated Notes; provided, however, that if the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) shall promulgate any rule or issue any interpretation defining or describing the term "general creditor" or "general creditors" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, the term "General Obligations" shall mean obligations to "general creditors" as defined or described in such rule or interpretation, as from time to time in effect, other than obligations described in clauses (1) and (2) above. The term "claim" as used in the foregoing definition has the meaning assigned thereto in Section 101(5) of the Bankruptcy Code of 1978, as amended to April 1, 1993. The term "indebtedness of the Company for money borrowed" is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. (Section 101)

  By reason of the subordination described above, in the event of the bankruptcy, insolvency or reorganization of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and Holders of the Subordinated Notes may receive less, ratably, than creditors of the Company who are not holders of Senior Indebtedness or of the Subordinated Notes. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Notes. Unless otherwise specified in the applicable Prospectus Supplement or Prospectus Supplements, the Subordinated Note Indenture does not provide for any right of acceleration of the payment of principal of the Subordinated Notes upon a default in the payment of principal or interest or in the performance of any covenant or agreement in the Subordinated Notes or the Subordinated Note Indenture. See "Events of Default" below.

  The subordination provisions of the Subordinated Note Indenture described herein are provided for the benefit of the holders of Senior Indebtedness and are not intended for the benefit of creditors in respect of General Obligations. The Company and the Subordinated Note Trustee may amend the Subordinated Note Indenture to reduce or eliminate the rights of creditors in respect of General Obligations without the consent of such creditors or the Holders of the Subordinated Notes. Upon (1) the promulgation of any rule or regulation or the issuance of any interpretation by the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) that (a) permits the Company to include the Subordinated Notes in its capital if they were subordinated in right of payment to Senior Indebtedness without regard to any other obligations of the Company, (b) otherwise eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to its "general creditors" in order to be included in capital or (c) causes the Subordinated Notes to be excluded from capital notwithstanding the subordination provisions described above, or (2) any event that results in the Company no longer being subject to capital requirements of bank regulatory authorities, the provisions of the Subordinated
Note Indenture providing for subordination of the Subordinated Notes in favor of creditors in respect of General Obligations shall immediately and automatically be terminated without further action by the Company or the Subordinated Note Trustee. (Section 1315)

RESTRICTIVE COVENANTS

  Subject to the provisions described under "Consolidation, Merger and Sale of Assets," the Senior Note Indenture prohibits the issuance, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Principal Subsidiary Bank, the merger or consolidation of a Principal Subsidiary Bank with or into any other corporation or the sale or other disposition of all or substantially all of the assets of a Principal Subsidiary Bank if, after giving effect to any such transaction and the issuance of the maximum number of shares of Voting Stock issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, 80% or less of the shares of Voting Stock of such Principal Subsidiary Bank or the successor bank in such merger or consolidation or the bank which acquires such assets, as the case may be. (Section 1007)

  In the Senior Note Indenture the Company covenants that it will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Principal Subsidiary Bank owned by the Company, directly or indirectly, without making effective provision whereby the Senior Notes of all series shall be equally and ratably secured, if, treating such pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of Voting Stock issuable upon conversion or exercise of such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, 80% or less of the shares of Voting Stock of such Principal Subsidiary Bank. (Section 1008)

  The term "Principal Subsidiary Bank" is defined in the Indentures as FBNA and any successor.

  Except as may be otherwise specified in the applicable Prospectus Supplement, the Subordinated Note Indenture does not contain either of the restrictive covenants set forth above with respect to the Senior Note Indenture nor does it contain any other provision which restricts the Company from incurring or becoming liable with respect to any Senior Indebtedness or any General Obligations, whether secured or unsecured, or from paying dividends or making other distributions on its capital stock or purchasing or redeeming its capital stock or from creating any liens on its property for any purpose.

  Except as may be otherwise specified in the applicable Prospectus Supplement, neither Indenture contains covenants specifically designed to protect Holders in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

  The following events are defined in the Senior Note Indenture as "Events of Default" with respect to any series of Senior Notes, unless otherwise provided with respect to such series: (1) failure to pay any interest on any Senior Note of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Senior Note of that series when due and payable; (3) failure to deposit any sinking fund payment, when due, in respect of any Senior Note of that series; (4) failure to perform any other covenant of the Company in the Senior Note Indenture (other than a covenant included in the Senior Note Indenture solely for the benefit of a series of Senior Notes other than that series), continued for 60 days after written notice as provided in the Senior Note Indenture; (5) the occurrence of an event of default under any indenture or instrument under which the Company or a Principal Subsidiary Bank has or shall hereafter have outstanding indebtedness for borrowed money in excess of $5,000,000 which has become due and payable by its terms and has not been paid or whose maturity has been accelerated and such payment default has not been cured or such acceleration has not been annulled within 60 days after written notice as provided in the Senior Note Indenture; (6) certain events in bankruptcy, insolvency or reorganization involving the Company or a Principal Subsidiary Bank; and (7) any other Event of Default provided with respect to Senior Notes of that series. The only events defined in the Subordinated Note Indenture as "Events of Default" with respect to any series of Subordinated Notes, unless otherwise provided with respect to such series, are (1) certain events in bankruptcy, insolvency or reorganization involving the Company; (2) certain events involving the receivership, conservatorship or liquidation of a Principal Subsidiary Bank; and (3) any other Event of Default provided with respect to Subordinated Notes of that series. (Section 501)

  If an Event of Default with respect to any series of Debt Securities Outstanding under either Indenture occurs and is continuing, then either the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the applicable Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  Each Indenture provides that, subject to the duty of the applicable Trustee during default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series. (Section 512)

  The Company is required to furnish to each Trustee annually a statement as to the performance by the Company of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 704)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indentures may be made by the Company and the applicable Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (2) reduce the principal amount of, or premium or interest on, any Debt Security, (3) change any obligation of the Company to pay additional amounts, (4) reduce the amount of principal of an Original Issue Discount Debt Security due and payable upon acceleration of the Maturity thereof, (5) change the place of payment where or coin or currency in which the principal of, or any premium or interest on, any Debt Security is payable, (6) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (7) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (8) modify the provisions of the Subordinated Note Indenture with respect to the subordination of any Subordinated Notes in a manner adverse to the Holders thereof, or (9) modify any of the above provisions. (Section 902)

  The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture. (Section 1009) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default (1) in the payment of principal of, or any premium or interest on, any Senior Notes, or (2) in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

  Each Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (1) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date, and (2) the principal amount of a Debt Security denominated in a foreign currency or currency unit that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (1) above). (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of the Holders of any of the Outstanding Debt Securities under either Indenture, may consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Debt Securities and under such Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under such Indenture and that certain other conditions are met. (Section 801)

REGARDING CITIBANK, N.A.

  The Company and certain of its subsidiaries maintain deposits with and conduct other banking transactions with Citibank, N.A. in the ordinary course of business.

                            DESCRIPTION OF WARRANTS

  The Company may issue, together with Debt Securities or separately, Warrants for the purchase of Debt Securities. The Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered thereby. A copy of the form of Warrant Agreement, including the form of Warrant Certificates representing the Warrants (the "Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following brief summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Warrant Agreement and Warrant Certificates, respectively, including the definitions therein of certain terms capitalized and not otherwise defined herein.

GENERAL

  The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Warrants offered thereby, the Warrant Agreement relating to such Warrants and the Warrant Certificates representing such Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Warrants and the procedures and conditions relating to the exercise of such Warrants; (2) the designation and terms of any related Debt Securities with which such Warrants are issued and the number of such Warrants issued with each such Debt Security;
(3) the date, if any, on and after which such Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;
(5) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (6) if the Debt Securities purchasable upon exercise of such Warrants are Original Issue Discount Debt Securities, a discussion of Federal income tax considerations applicable thereto; and (7) whether the Warrant Certificates representing such Warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

  Warrant Certificates will be exchangeable for new Warrant Certificates of different authorized denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement or Prospectus Supplements. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, and any premium or interest on, such Debt Securities.

EXERCISE OF WARRANTS

  Each Warrant will entitle the Holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement or Prospectus Supplements. Warrants may be exercised during the period or periods set forth in the applicable Prospectus Supplement or Prospectus Supplements. After the close of business on the Expiration Date, unexercised Warrants will become void.

  Warrants may be exercised as set forth in the applicable Prospectus Supplement or Prospectus Supplements. Upon receipt of payment of the exercise price and the properly completed and duly executed purchase form set forth in the Warrant Certificate at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise to the person entitled thereto. If less than all of the Warrants represented by such Warrant Certificates are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                             FOREIGN CURRENCY RISKS

GENERAL

  Debt Securities of a series may be denominated in and the principal of, and any interest or premium on, such Debt Securities may be payable in such foreign currencies or currency units as may be designated by the Company at the time of offering (the "Foreign Currency Securities").

  THIS PROSPECTUS DOES NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY SECURITIES THAT RESULT FROM SUCH SECURITIES BEING DENOMINATED OR PAYABLE IN A FOREIGN CURRENCY OR CURRENCY UNIT, EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY SECURITIES. FOREIGN CURRENCY SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  The information set forth below is by necessity incomplete. Prospective purchasers of Foreign Currency Securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of and any premium and interest on a Foreign Currency Security in a Specified Currency (as defined below).

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the currency or currency unit designated in the applicable Prospectus Supplement (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the United States dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Debt Security (or the Debt Security purchasable upon exercise of any Warrant), in the United States dollar-equivalent value of the principal repayable at maturity of such Debt Security (or the Debt Security purchasable upon exercise of such Warrant) and, generally, in the United States dollar-equivalent market value of such Security.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's maturity (or the maturity of the Debt Security issuable upon exercise of a Warrant). Even if there are no exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Debt Security's maturity (or the maturity of the Debt Security issuable upon exercise of a Warrant) due to other circumstances beyond the control of the Company.

JUDGMENTS

  If an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Securities only in United States dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into United States dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Security would be required to render such judgment in the Specified Currency in which such Foreign Currency Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the applicable Trustee converts United States dollars to the Specified Currency for payment of the judgment.

LIMITED FACILITIES FOR CONVERSION

  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks generally do not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Foreign Currency Securities will, unless otherwise specified in the applicable Prospectus Supplement or Prospectus Supplements, be made from an account with a bank located in the country issuing the Specified Currency (or, with respect to Foreign Currency Securities denominated in ECUs, Brussels).

                              PLAN OF DISTRIBUTION

  The Company may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Securities and the proceeds to be received by the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

  In connection with the sale of Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Underwriters, dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Company to indemnification by the Company against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the Securities in exchange for one or more of its outstanding issues of debt or convertible debt securities.

  If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement or Prospectus

Supplements. There may be limitations on the minimum amount which may be purchased pursuant to a Contract or on the aggregate amount of Securities which may be sold pursuant to Contracts. Any such limitations will be set forth in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by Contracts.

  The Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

  Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                                    EXPERTS

  The supplemental consolidated financial statements of the Company appearing in FBS' Current Report on Form 8-K dated July 29, 1993 for the year ended December 31, 1992 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which, as to the years 1991 and 1990, are based in part on the report of Deloitte & Touche, independent auditors, whose report is incorporated herein. Such supplemental consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                             VALIDITY OF SECURITIES

  The validity of the Securities will be passed upon for the Company by Dorsey & Whitney, 220 South Sixth Street, Minneapolis, Minnesota 55402 and for any underwriters or agents by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Davis Polk & Wardwell will rely as to all matters governed by Minnesota law on the opinions of Dorsey & Whitney and Michael J. O'Rourke, General Counsel of the Company, and Dorsey & Whitney will rely as to all matters governed by New York law on the opinion of Davis Polk & Wardwell. The Dorsey & Whitney firm and certain of its members are indebted to and have other banking and trust relationships with certain banking subsidiaries of the Company.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS

      1.1 Proposed form of Underwriting Agreement*
      1.2 Proposed form of Distribution Agreement*
      4.1 Indenture dated as of October 1, 1991 between the Company and
          Citibank, N.A., as Senior Note Trustee (incorporated by reference to
          Exhibit 4.1 to the Company's Current Report on Form 8-K dated
          November 12, 1991)
      4.2 Indenture dated as of October 1, 1991 between the Company and
          Citibank, N.A., as Subordinated Note Trustee, as amended by a First
          Supplemental Indenture dated as of April 1, 1993 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K
          dated November 12, 1991 and Exhibit 4.1 to the Company's Current
          Report on Form 8-K dated April 26, 1993)
      4.3 Form of Senior Note (included as part of Exhibit 4.1)
      4.4 Form of Subordinated Note (included as part of Exhibit 4.2)
      4.5 Proposed form of Warrant Agreement (incorporated by reference to
          Exhibit 4.5 to the Company's Registration Statement on Form S-3 (File
          No. 33-39303))
      4.6 Proposed form of Warrant Certificate (included as part of Exhibit
          4.5)
      5.1 Opinion and consent of Dorsey & Whitney*
     12.1 Computation of ratio of earnings to fixed charges*
     23.1 Consent of Ernst & Young*
     23.2 Consent of Deloitte & Touche*
     23.3 Consent of Dorsey & Whitney (included as part of Exhibit 5.1)
     24.1 Power of attorney from directors of the Company signing by an attorney-in-fact*
     25.1 Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Citibank, N.A.*

- --------

  *Previously filed.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING A FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA, ON JANUARY 21, 1994.

                                          First Bank System, Inc.

                                                 /s/ John F. Grundhofer
                                          By __________________________________
                                                    John F. Grundhofer
                                               Chairman, President and Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

            SIGNATURE AND TITLE                                DATE
            -------------------                                ----
         /s/ John F. Grundhofer
- -------------------------------------------
            John F. Grundhofer,                          January 21, 1994
   Chairman, President, Chief Executive
                  Officer
and Director (principal executive officer)
          /s/ Richard A. Zona
- -------------------------------------------
             Richard A. Zona,                            January 21, 1994
 Vice Chairman and Chief Financial Officer
       (principal financial officer)
          /s/ Susan E. Lester
- -------------------------------------------
             Susan E. Lester,                            January 21, 1994
  Executive Vice President and Controller
      (principal accounting officer)
- -------------------------------------------
       Coleman Bloomfield, Director
               Roger L. Hale*
- -------------------------------------------
          Roger L. Hale, Director                        January 21, 1994
- -------------------------------------------
         John H. Kareken, Director
- -------------------------------------------
       Richard L. Knowlton, Director
             Kenneth A. Macke*
- -------------------------------------------
        Kenneth A. Macke, Director                       January 21, 1994

            SIGNATURE AND TITLE                                DATE
            -------------------                                ----
- -------------------------------------------
        Thomas F. Madison, Director
             Marilyn C. Nelson*
- -------------------------------------------
        Marilyn C. Nelson, Director                      January 21, 1994
          Will F. Nicholson, Jr.*
- -------------------------------------------
     Will F. Nicholson, Jr., Director                    January 21, 1994
- -------------------------------------------
        Nicholas R. Petry, Director
- -------------------------------------------
       Edward J. Phillips, Director
              James J. Renier*
- -------------------------------------------
         James J. Renier, Director                       January 21, 1994
             S. Walter Richey*
- -------------------------------------------
        S. Walter Richey, Director                       January 21, 1994
            Richard L. Robinson*
- -------------------------------------------
       Richard L. Robinson, Director                     January 21, 1994
- -------------------------------------------
        Richard L. Schall, Director
             Lyle E. Schroeder*
- -------------------------------------------
        Lyle E. Schroeder, Director                      January 21, 1994

        /s/ Susan E. Lester
*By__________________________________
           Susan E. Lester,
    Pro se and as Attorney-in-Fact